FORM OF TRANSFER AGENT AGREEMENT

     THIS AGREEMENT is made and entered into on this _______ day of _______, 199_, by and between The Tocqueville Trust a Massachusetts business trust, on behalf of the Torqueville Gold Fund (hereinafter referred to as the "Fund") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").

     WHEREAS, the Fund is an open-ended management investment company which are registered under the Investment Company Act of 1940; and

     WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

     NOW, THEREFORE, the Fund and the Agent do mutually promise and agree as follows:

1.   Terms of Appointment; Duties of the Agent

     Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs the Agent to act as transfer agent and dividend disbursing agent.

     The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A.   Receive orders for the purchase of shares;

     B.   Process   purchase  orders  and  issue  the   appropriate   number  of
          certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C.   Process redemption requests received in good order;

     D.   Pay monies;

     E. Process transfers of shares in accordance with the shareowner's instructions;

     F.   Process exchanges between funds within the same family of funds;

     G. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

     H. Prepare and transmit payments for dividends and distributions declared by the Fund;


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     I.   Make changes to shareholder  records,  including,  but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Fund and maintain, pursuant to Securities Exchange Act of 1934 Rule 17ad-10(e), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.   Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Fund; and

     O. Provide a Blue Sky System which will enable the Fund to monitor the total number of shares sold in each state. In addition, the Fund shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Fund for each state. The responsibility of the Agent for the Fund's Blue Sky state registration status is solely limited to the initial compliance by the Fund and the reporting of such transactions to the Fund.

2.   Compensation

     The Fund agrees to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

     These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Fund and the Agent.

     The Fund agrees to pay all fees and reimbursable expenses within ten (10) business days following the mailing of the billing notice.

3.   Representations of Agent

     The Agent represents and warrants to the Fund that:

     A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

     B. It is a registered transfer agent under the Securities Exchange Act of 1934 as amended.

     C. It is duly qualified to carry on its business in the state of Wisconsin;


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

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.   Representations of the Fund

     The Fund represents and warrants to the Agent that:

     A. The Fund is an open-ended diversified investment company under the Investment Company Act of 1940;

     B. The Fund is a corporation or business trust organized, existing, and in good standing under the laws of Massachusetts;

     C. The Fund is empowered under applicable laws and by its Declaration of Trust and bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Declaration of Trust have been taken to authorize them to enter into and perform this Agreement;

     E.   The  Fund   will  comply  with  all  applicable  requirements  of  the
          Securities Act of 1933, as amended, Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Fund being offered for sale.

5.    Covenants of  the Fund and Agent

     The Fund shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Agent and the execution of this Agreement. The Fund shall provide to the Agent a copy of the Declaration of Trust, bylaws of the Fund, and all amendments.


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

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Fund on and in accordance with their request.

6.   Indemnification; Remedies Upon Breach

     The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Fund.

     Further, the Fund will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Fund or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Fund and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

     In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

     Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.


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

     In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold the Agent harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Fund so elect, it will so notify the Agent and thereupon the Fund shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Agent except with the Fund's prior written consent.

     The Agent shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.   Confidentiality

     The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and their shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

     Additional Series. The Tocqueville Trust is authorized to issue separate Series of shares of beneficial interest by representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.

8.   Records

     The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. The Agent agrees that all such records prepared or maintained by The Agent relating to the services to be performed by The Agent hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Fund on and in accordance with its request.

9.   Wisconsin Law to Apply

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.


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

10.  Amendment, Assignment, Termination and Notice

     A. This Agreement may be amended by the mutual written consent of the parties.

     B. This Agreement may be terminated upon ninety (90) day's written notice given by one party to the other.

     C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

     D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the agent, such notice should to be sent to Firstar Trust Company/Mutual Fund Services located at 615 East Michigan Street, Milwaukee, Wisconisn 53202. If to the Fund, such notice should be sent to The Tocqueville Trust located at 1675 Broadway, New York, N.Y. 10019.

     E. In the event that the Fund give to the Agent their written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

     F. Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Fund.


The Tocqueville Trust                          Firstar Trust Company


By:                                            By:
    -----------------                              ----------------------

Print:                                         Print:

Title:                                         Title:

Date:                                          Date:

Attest:                                        Attest:
        -----------------                             ---------------------

                                                            Mutual Fund Services

                         SHAREHOLDER ACCOUNTING SERVICES
                                   LOAD FUNDS
                               ANNUAL FEE SCHEDULE

o        $16.00 per shareholder account

o Minimum annual fee of $24,000 for the first fund and $10,000 for each additional fund.

* 15% discount applies to the above fees for the first 3 years, not including out-of-pocket expenses.

o        Plus out-of-pocket expenses, including but not limited to:

         o        Telephone - toll-free lines
         o        Postage
         o        Programming
         o        Stationery/envelopes
         o        Mailing
         o        Insurance
         o        Proxies
         o        Retention of records
         o        Microfilm/fiche of records
         o        Special reports
         o        All other out-of-pocket expenses
         o        ACH fees

o        Fees are billed monthly

                                                            Mutual Fund Services

                         SHAREHOLDER ACCOUNTING SERVICES
                                  NO-LOAD FUNDS
                               ANNUAL FEE SCHEDULE

o        $14.00 per shareholder account

o Minimum annual fee of $21,000 for the first fund and $10,000 for each additional fund.

* 15% discount applies to the above fees for the first 3 years, not including out-of-pocket expenses.

o        Plus out-of-pocket expenses, including but not limited to:

         o        Telephone - toll-free lines
         o        Postage
         o        Programming
         o        Stationery/envelopes
         o        Mailing
         o        Insurance
         o        Proxies
         o        Retention of records
         o        Microfilm/fiche of records
         o        Special reports
         o        All other out-of-pocket expenses
         o        ACH fees

o        Fees are billed monthly

                                                            Mutual Fund Services

                                SHAREHOLDER FEES
                             (CHARGED TO INVESTORS)
                                                                    DEFINED
                                                                  CONTRIBUTION
                                                               403(B)(7), 401(K)
                                                 IRA ACCOUNTS      PLAN ACCOUNTS
                                                 ------------   ----------------

I.   Qualified Plan Fees

     Annual maintenance fee per account              $ 12.50           $ 12.50

     Transfer to successor trustee                     15.00             15.00

     Distribution to a participant (exclusive
     of systematic withdrawal plans                    15.00             15.00

     Refund of excess contribution                     15.00             15.00


II.  Additional Shareholder Fees
                                                        AMOUNT
                                                 --------------------

     Any outgoing wire                              $7.50/wire

     Telephone exchange                              5.00/telephone exchange

     Return check fee                               15.00/return check

     Stop payment fee (liquidation,
     dividend, draft check)                         15.00/stop payment

     Research fee                                    5.00/research item
        (For requested items of the second
         calendar year [or previous]
         to the request)


              These fees are subject to change upon notification by
                 Firstar Trust Company to the Mutual Fund Client

                                                            Mutual Fund Services

                         SHAREHOLDER ACCOUNTING SERVICES
                      AUTOMATIC INVESTMENT PLAN PROCESSING


                                   ACH SERVICE

o        Automatic Investment Plan

o        Telephone Purchase, Liquidation

o        EFT Payments of Dividends, Capital Gains, SWP's

o        $125.00 per month

         o        $0.50 per account set-up and/or change

         o        $0.35 per item

         o        $3.50 per correction, reversal, or return item

o        Fees are billed monthly.